Exhibit 99.1

Charge Enterprises Secures $22.22 Million of Debt
and Preferred Equity Financing

New York – December 23, 2021 – Charge Enterprises Inc. (OTC PINK: CRGE), (“Charge” or the “Company”), consisting of a portfolio of global businesses with the vision of connecting people everywhere with communications and electric-vehicle charging (“EV”) infrastructure, today announced that it has raised gross proceeds of $20 million through $22.22 million of face value debt and preferred equity financing from an institutional investor and its affiliated entities. Proceeds of the financing will be used, in part, to fund anticipated acquisitions. $14.81 million of the financing is in the form of original issue discount, senior secured, non-convertible promissory notes that pay a coupon of 7.5% per annum and mature on November 19, 2023. The remainder of $7.41 million is in the form of newly-designated Series C Convertible Preferred Stock, which pays a monthly dividend of 6%, or $0.1875 per share per year, payable in cash or in shares of Charge Common Stock at the Company’s option, and is convertible into Common Stock at $3.125 per share. Additionally, Charge issued the investors two-year warrants to purchase an aggregate of 2,370,370 shares of Charge Common Stock at $4.00 per share.

Please see additional information contained in Charge’s Form 8-K filed with the Securities and Exchange Commission on December 23, 2021, available at https://www.charge.enterprises/sec-filings.

The offer and sale of the foregoing securities have not been registered under the Securities Act of 1933 (the “Securities Act”) or applicable state securities laws, and are sold in a private placement pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act. Such securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of such securities , nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Charge Enterprises Inc.

Our Telecommunications Division
Our Telecommunications division (“Telecommunications”) has provided termination of both voice and data to Carriers and Mobile Network Operators (MNO's) globally for over two decades and we will selectively add profitable products and services to this long-established business.

Our Infrastructure Division
Our Infrastructure division (“Infrastructure”) has a primary focus on two fast growing sectors: EV charging, and Telecommunications Network 5G, including cell tower, small cell, and in-building applications. Solutions for these two sectors include: Design and Engineering, Equipment specification and sourcing, Installation, Data & software solutions, and Service and Maintenance.

Our Investment Division
Our Investment division (“Investment”) focuses on opportunities related to our global portfolio to expand our vision’s impact. We aim to invest in opportunities that would complement our two operating divisions in addition to marketable securities, including money markets funds and other listed securities. Our Investment division provides services aimed at offsetting the overall cost of capital.

We offer our Investment services through our wholly-owned subsidiary, Charge Investments (“CI”).

To find out more: https://www.charge.us/

Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge's future performance. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "continues", "forecasts", "projects", "predicts", "intends", "anticipates", "targets" or "believes", or variations of, or the negatives of, such words and phrases or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement.

Although Charge believes that the expectations expressed in such forward looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the business plans and strategies of Charge, Charge's future business development, market acceptance of electric vehicles, Charge's ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, and other risks discussed in Charge’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on Charge, investors are encouraged to review Charge's public filings on OTC Market at https://www.otcmarkets.com/stock/CRGE/overview. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Media Contact:
Steve Keyes (248) 952-7022
Steve.keyes@centigrade.com

Contact:
LHA Investor Relations
Carolyn Capaccio, CFA
ccapaccio@lhai.com
212.838.3777